UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Essex Rental Corp. ("Essex") held its Annual Meeting of Stockholders (the “Meeting”) on June 5, 2013. At the Meeting, Essex's stockholders (i) elected Edward Levy, Daniel H. Blumenthal and John G. Nestor as Class A Directors to serve for a term of two years and until their successors have been duly elected and qualified, (ii) ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm of Essex for the 2013 fiscal year and (iii) approved, on a non-binding advisory basis, executive compensation, as disclosed in the proxy statement. The matters voted on at the Meeting are described in Essex's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2013.

Essex’s stockholders cast their votes as follows:

Proposal 1: The election of Class A directors

Class A Director Nominee	For	Withheld	Broker Non-Votes
Edward Levy	13,409,096	2,727,931	5,982,886
Daniel H. Blumenthal	15,914,860	222,167	5,982,886
John G. Nestor	15,874,461	262,566	5,982,886

Proposal 2: Ratification of the appointment of Grant Thornton LLP as Essex's independent registered public accounting firm for the year ending December 31, 2013

	For	Against	Abstain
	22,052,707	60,542	6,664

Proposal 3: To approve, on a non-binding advisory basis, executive compensation, as disclosed in the proxy statement

	For	Against	Abstain	Broker Non-Votes
	15,964,222	104,505	68,300	5,982,886

The term of service of Essex’s Class B directors, Laurence S. Levy and Ronald Schad, continued following the Meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: June 5, 2013	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer